AMENDMENT TO NOVATED PARTICIPATION AGREEMENT

This Amendment to the Participation Agreement among MFS Variable Insurance Trust and MFS Variable Insurance Trust II (collectively the “Trust”), MFS Fund Distributors, Inc. ("Underwriter"), Massachusetts Financial Services Company ("MFS") and Ameritas Life Insurance Corp. (the “Company”) dated April 30, 2007, as amended to date ("Agreement") is effective this 15th day of September 2015. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

WHEREAS, the parties desire to add to the Agreement MFS Variable Insurance Trust III ("Trust III"), a Delaware statutory trust for which MFD serves as principal underwriter; and

WHEREAS, MFS desires to assign all rights, duties and obligations under the Agreement to Underwriter and Underwriter agrees to be bound by and perform the same accordingly; and

WHEREAS, the Company hereby consents to such assignment.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trusts, MFD and MFS hereby agree as follows:

1.      Trust III is hereby added as a party.

2.      All references to "Trust(s)" now include, as the context may require, Trust III.

3.      All references to "Massachusetts Financial Services Company" and "MFS" are replaced with "MFS Fund Distributors, Inc." and "Underwriter", respectively.

4.      Article XII, "Notices," is hereby restated in its entirety as follows:

ARTICLE XII. NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier, email or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to Trusts:

MFS Variable Insurance Trust I,

MFS Variable Insurance Trust II and

MFS Variable Insurance Trust III

111 Huntington Avenue

Boston, Massachusetts 02199

email: DLGDSDealerSpt@MFS.com

Facsimile No.: (617) 954-5182

Attn: Susan S. Newton, Assistant Secretary

If to Company:

Ameritas Life Insurance Corp.

5900 "0" Street

Lincoln, NE 68510

Facsimile No.: (402) 467-7956

Attn: General Counsel

If to MFD:

MFS Fund Distributors, Inc.

111 Huntington Avenue

Boston, Massachusetts 02199

email: DLGDSDealerSpt@MFS.com

Attn: General Counsel

5.      Schedule A of the Agreement is deleted in its entirety and replaced with the attached.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Participation Agreement to be executed by their duly authorized officers as of the date stated above.

mfs fund distributors, inc. AMERITAS LIFE INSURANCE CORP.

By: /s/ Michael W. Roberge	By: /s/ Robert C. Barth
Print: Michael W. Roberge	Print: Robert C. Barth
Title: Authorized Signer on behalf of	Title: Senior Vice President &
MFS Fund Distributors, Inc.	Chief Financial Officer
Date: November 24, 2015	Date: November 11, 2015

MFS VARIABLE INSURANCE TRUST

MFS VARIABLE INSURANCE TRUST II

MFS VARIABLE INSURANCE TRUST III

By: /s/ Ethan D. Corey

Print: Ethan D. Corey

Title: Assistant Secretary

Date: November 24, 2015

MASSACHUSETTS FINANCIAL SERVICES COMPANY

By: /s/ Michael W. Roberge

Print: Michael W. Roberge

Title: President

Date: November 24, 2015

SCHEDULE A

ACCOUNTS, POLICIES AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors:

Ameritas Variable Separate Account V (est. August 28, 1985)

Ameritas Variable Separate Account VA-2 (est. May 28, 1987)

Ameritas Life Insurance Corp. Separate Account LLVA (est. October 26, 1995)

Ameritas Life Insurance Corp. Separate Account LLVL (est. August 24, 1994)

Policies Funded by Separate Account:

Individual variable annuity contracts and individual variable life insurance policies issued by Ameritas Life Insurance Corp. listed above and registered with the Securities and Exchange Commission under the Securities Act of 1933.

Share Class

All Share Classes available under the Trusts.

Portfolios Applicable to Policies:

All Portfolios available under the Trusts.